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                                                                   EXHIBIT 16.1


                        [LETTERHEAD OF ARTHUR ANDERSEN]



January 24, 1997



Office of the Chief Accountant
Securities and Exchange Commission
450 5th St NW
Washington DC 20549



We have read Item 4 included in the attached Form 8-K dated January 24, 1997 of Physicians Clinical Laboratory, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.




Very truly yours,



/s/  ARTHUR ANDERSEN LLP
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